Exhibit (a)(1)(ii)

COMPUCREDIT HOLDINGS CORPORATION

LETTER OF TRANSMITTAL

To Tender

3.625% Convertible Senior Notes due 2025 (CUSIP Nos. 20478N AA 8 and 20478N AB 6)
5.875% Convertible Senior Notes due 2035 (CUSIP Nos. 20478N AC 4 and and 20478N AD 2)
Pursuant to the Offer to Purchase dated January 28, 2010

The tender offer and withdrawal rights will expire at 11:59 p.m., New York City time, on February 25, 2010, unless extended by CompuCredit Holdings Corporation (such time and date, as the same may be extended, the “Expiration Date”).

The depositary for the Offers is:

U.S. Bank National Association

By Registered or Certified Mail, Hand or by Overnight Courier:

U.S. Bank National Association
West Side Flats Operations Center
Attention: Specialized Finance
60 Livingston Avenue
Mail Station—EP-MN-WS2N
St. Paul, Minnesota 55107-2292

Facsimile Transmission Number: (651) 495-8158 Attention: Specialized Finance (For Eligible Institutions Only)	To Confirm Receipt of Facsimile by Telephone: (800) 934-6802

The information agent manager for the Offers is:

Global Bondholder Services Corporation

Global Bondholder Services Corporation
65 Broadway – Suite 723
New York, New York 10006
Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774
Toll free (866)-952-2200

DELIVERY OF THIS LETTER OF TRANSMITTAL (INCLUDING INSTRUCTIONS HERETO AND AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, THIS “LETTER OF TRANSMITTAL”) TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TO A NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY. IF APPLICABLE TO YOU, MAKE SURE YOU SUBMIT THE IRS FORM W-9 OR THE APPROPRIATE IRS FORM W-8, AS APPLICABLE, TO PREVENT U.S. BACKUP WITHHOLDING TAX OF 28% ON ANY PAYMENT PAYABLE TO YOU PURSUANT TO THE OFFER.

The Offer to Purchase, dated January 28, 2010 (as the same may be amended or supplemented from time to time, the “Offer to Purchase”) of CompuCredit Holdings Corporation, a Georgia corporation (“CompuCredit” or the “Company”) consists of two separate offers (the “Offers”), with one offer to purchase up to $160.0 million aggregate principal amount of the 3.625% Convertible Senior Notes due 2025 (the “2025 Notes”) and a second offer to purchase the 5.875% Convertible Senior Notes due 2035 (the “2035 Notes” and, together with the 2025 Notes, the “Notes”) in an aggregate principal amount up to the amount of the Tender Cap (as defined below) (if any) remaining for the purchase of the 2035 Notes following the purchase of the 2025 Notes.  To receive the purchase price, holders of the Notes must tender the Notes in the manner described in the Offer to Purchase and this Letter of Transmittal on or before the Expiration Date.  CompuCredit’s obligation to accept for purchase and to pay for Notes validly tendered and not withdrawn in the Offers is conditioned upon the Minimum Tender Condition and the other general conditions to the Offers set forth in the Offer to Purchase, being satisfied or waived on or prior to the Expiration Date of the Offers. Notes tendered in the Offers may be withdrawn at any time on or prior to the Expiration Date.

Capitalized terms defined in the Offer to Purchase and used but not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

All of the Notes are held in book-entry form through the facilities of The Depository Trust Company (“DTC”) and may only be tendered by book-entry transfer to the depositary’s account at DTC. As described in the Offer to Purchase, a valid tender of Notes pursuant to the Offers requires BOTH delivery of the Notes to the depositary through book-entry transfer AND EITHER (i) delivery to the depositary of a duly executed Letter of Transmittal OR (ii) delivery to the depositary of an Agent’s Message through the DTC Automated Tender Offer Program (“ATOP”), to the effect that the DTC participant named in the Agent’s Message has received and agrees to be bound by the terms and conditions set forth in the Offer to Purchase and this Letter of Transmittal. The proper procedures for tendering Notes pursuant to the Offers are described in the Offer to Purchase under the caption  “Procedures for Tendering Notes—Proper Tender of Notes.”

A tender will be deemed to have been received only when the depositary receives (i) either a duly completed Agent’s Message through the facilities of DTC at the depositary’s DTC account or a properly completed Letter of Transmittal, and (ii) confirmation of book-entry transfer of the Notes into the depositary’s applicable DTC account.

A holder with Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such holder desires to accept one or both of the Offers with respect to the Notes so registered and inform such person to accept one or both of the Offers pursuant to the terms and conditions of the applicable Offer.

For a description of the procedures to be followed in order to tender Notes (through ATOP or otherwise), see “Procedures for Tendering Notes” in the Offer to Purchase and the instructions to this Letter of Transmittal.  The instructions contained herein and in the Offer to Purchase should be read carefully before this Letter of Transmittal is completed.

TENDER OF NOTES

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

Date Tendered:

List below the Notes to which this Letter of Transmittal relates and either (a) specify the price (in multiples of $0.50 per $1,000 principal amount) at which the Notes are being tendered (such specified price, the “tender price”), or (b) do not specify a price, in which case the holder will accept the applicable Purchase Price (as defined below) paid for the Notes in the Offers.  For the 2025 Notes, the tender price must not be greater than $500 nor less than $460 per $1,000 principal amount.  For the 2035 Notes, the tender price must not be greater than $350 nor less than $310 per $1,000 principal amount.  In each case, no tenders will be accepted outside the indicated ranges.  Each holder of Notes should understand that not specifying a tender price may have the effect of lowering the applicable Purchase Price paid for the Notes in the Offers and could result in such holder’s 2025 Notes being purchased at the minimum purchase price of $460 per $1,000 principal amount and such holder’s 2035 Notes being purchased at a minimum price of $310 per $1,000 principal amount.  A holder may tender different portions of the principal amount of such holder’s Notes at different prices; however, a holder may not specify prices for an aggregate principal amount of Notes in excess of the aggregate principal amount of Notes held by such holder.  If the space provided is inadequate, list the principal amounts and tender price on a separately executed schedule and affix the schedule to this Letter of Transmittal.  Tenders of Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof.  No alternative, conditional or contingent tenders will be accepted.

DESCRIPTION OF NOTES TENDERED

Name(s) and Address(es) of Record Holder(s) or Name of DTC Participant and Participant’s DTC Account Number in which Notes are Held (Please fill in, if blank)		Description of Notes Tendered	Total Principal Amount Tendered (1)	Price at Which Notes are Being Tendered (2)

Total Principal Amount:

Indicate in this box the order in which Notes are being purchased in the event of proration.  If you do not designate an order, in the event less than all Notes tendered are purchased due to proration, Notes will be selected for purchase by the depositary.  Attach an additional signed list if necessary.

1st___________________________________                                      2nd___________________________________

3rd___________________________________                                     4th___________________________________

___________________________________

(1)
Unless otherwise specified, a holder will be deemed to have tendered the entire aggregate principal amount represented by the 2025 Notes and/or 2035 Notes described in this table that are held of record by such holder.

(2)
Each tender price must be in multiples of $0.50 per $1,000 principal amount.  For the 2025 Notes, the tender price must not be greater than $500 nor less than $460 per $1,000 principal amount.  For the 2035 Notes, the tender price must not be greater than $350 nor less than $310 per $1,000 principal amount.  In each case, no tenders will be accepted outside the indicated ranges.  Alternatively, if the holder wishes to maximize the chance that the Company will purchase such holder’s Notes, the holder should refrain from specifying a tender price, in which case, the holder will accept the Purchase Price selected by the Company in the Offers.  Each holder of Notes should understand that not specifying a tender price may have the effect of lowering the applicable Purchase Price paid for Notes in the Offers and could result in such holder’s Notes being purchased at a minimum price of $460 per $1,000 principal amount for the 2025 Notes and $310 per $1,000 principal amount for the 2035 Notes.

If not already printed above, the name(s) and address(es) of the participant in DTC tendering the Notes should be printed exactly as they appear on a security position listing as the owner of the Notes.

The Offers are not being made to holders of Notes in any jurisdiction in which the making or the acceptance of the Offers would not be in compliance with the laws of such jurisdiction.

NOTE:  SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to CompuCredit, upon the terms and subject to the conditions set forth in this Letter of Transmittal and the Offer to Purchase (collectively, the “Offer Documents”), receipt of which is hereby acknowledged, the principal amount or amounts of Notes indicated in the table above under the caption heading “Description of Notes Tendered” under the column heading “Total Principal Amount Tendered” within such table (or, if nothing is indicated therein, with respect to the entire aggregate principal amount represented by the 2025 Notes and/or 2035 Notes described in such table that are held of record by such holder).  The undersigned understands that terms defined in the Offer to Purchase that are used and not defined herein shall have the meanings ascribed to them in the Offer to Purchase.  The undersigned further understands that any tendered Notes may not be withdrawn after the Expiration Date.  Thereafter, Notes not yet accepted for payment may be withdrawn at any time after March 25, 2010 (40 business days after the commencement of the Offers).

Subject to, and effective upon, the acceptance for purchase of, and payment for, the principal amount of Notes tendered herewith in accordance with the terms and subject to the conditions of the Offers, the undersigned hereby:

●
sells, assigns and transfers to, or upon the order of, CompuCredit, all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of, all of the Notes tendered hereby;

●
subject to applicable law, waives any and all other rights with respect to such Notes (including without limitation, any existing or past defaults and their consequences in respect of the Notes and the Indentures) and releases and discharges the Company from any and all claims such holders may have now, or may have in the future, arising out of, or related to (a) such Notes, including without limitation, any claims that such holder is entitled to receive additional principal or interest payments with respect to such Notes (including, without limitation, as a result of a fundamental change), to participate in any redemption or defeasance of the Notes or to be entitled to any of the benefits under the Indentures, and (b) the Complaint filed against the Company in the United States District Court for the District of Minnesota, Case No. 0:09-cv-03664 FMR/FLN;

●
irrevocably constitutes and appoints the depositary the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the depositary also acts as the agent of CompuCredit) with respect to such Notes, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

●	present such Notes and all evidences of transfer and authenticity to, or transfer ownership of such Notes on the account books maintained by DTC to, or upon the order of, CompuCredit;

●	present such Notes for transfer of ownership on the books of CompuCredit; and

●	receive all benefits and otherwise exercise all rights of beneficial ownership of such Notes; and

●
agrees that the power of attorney described immediately above will be governed by and construed in accordance with the laws of Georgia and that the execution of this power is not intended to, and does not, revoke any prior proxies or powers of attorney other than the revocation, in accordance with applicable laws, of any proxy or power of attorney previously granted specifically in connection with the Notes all in accordance with the terms and conditions of the Offers as described in the Offer to Purchase.

If you tendered your Notes through a custodian or nominee and wish to withdraw your Notes, you will need to make arrangements for withdrawal with your custodian or nominee. Your ability to withdraw the tender of your Notes will depend upon the terms of the arrangements you have made with your custodian or nominee and, if your custodian or nominee is not the DTC participant tendering the Notes, the arrangements between your custodian or nominee and such DTC participant, including any arrangements involving intermediaries between your custodian or nominee and such DTC participant.

For a withdrawal of Notes to be effective, the depositary must timely receive at its address set forth on the back cover of this Letter of Transmittal prior to the Expiration Date either a properly transmitted “Request Message” through ATOP or a written or faxed notice of withdrawal. In order to be valid, a notice of withdrawal must (1) specify the name of the person who tendered the Notes to be withdrawn, (2) state the name in which the Notes are registered (or, if tendered by book-entry transfer, the name of the DTC participant whose name appears on the security position listing as the owner of such Notes), if different than that of the person who tendered the Notes to be withdrawn, (3) contain the description of the Notes to be withdrawn and the aggregate principal amount represented by such Notes, and (4) be signed by the Holder of such Notes in the same manner as the original signature on the Letter of Transmittal by which such Notes were tendered (including any required signature guarantees), if any, or be accompanied by (a) documents of transfer sufficient to have the trustee register the transfer of the Notes into the name of the person withdrawing such Notes and (b) a properly completed irrevocable proxy that authorized such person to effect such revocation on behalf of such Holder. If the Notes to be withdrawn have been delivered or otherwise identified to the depositary, a signed notice of withdrawal is effective immediately upon written or facsimile notice of withdrawal even if physical release is not yet effected. Any Notes validly withdrawn will be deemed to be not validly tendered for purposes of the Offers.

The undersigned acknowledges and agrees that a tender of Notes pursuant to any of the procedures described in the Offer to Purchase and in the instructions hereto and an acceptance of such Notes by CompuCredit will constitute a binding agreement between the undersigned and CompuCredit upon the terms and subject to the conditions of the Offer Documents.  For purposes of the Offers, the undersigned understands that CompuCredit will be deemed to have accepted for payment (and thereby purchased) Notes validly tendered and not validly withdrawn (or defectively tendered Notes with respect to which CompuCredit has waived such defect) if, as and when CompuCredit gives oral (promptly confirmed in writing) or written notice to the depositary of its acceptance for payment of such Notes.  The undersigned understands CompuCredit will deposit (or cause to be deposited on its behalf) the aggregate purchase price for the Notes accepted for purchase in the Offers with the depositary, which will act as agent for the tendering holders for the purpose of transmitting payments to the tendering holders, and upon such deposit of the aggregate purchase price with the depositary, tendered Notes on account of which such deposit has been made will no longer be deemed to be outstanding and the holders thereof will be deemed to have irrevocably waived any rights they had or may have had thereunder.  The undersigned understands that any tendered Notes may not be withdrawn after the Expiration Date.  Thereafter, Notes not yet accepted for payment may be withdrawn at any time after March 25, 2010 (40 business days after the commencement of the Offers).

The undersigned understands that, under certain circumstances and subject to the certain conditions specified in the Offer Documents (each of which CompuCredit may waive), CompuCredit may not be required to accept for payment any of the Notes tendered.  Any Notes not accepted for payment will be returned promptly to the undersigned at the address set forth above unless otherwise listed in the box below labeled “A. Special Delivery Instructions.”The undersigned understands that the delivery and surrender of the Notes is not effective, and the risk of loss of the Notes does not pass to the depositary, until receipt by the depositary of this Letter of Transmittal (or a facsimile hereof), properly completed and duly executed, or a properly transmitted Agent’s Message through ATOP, together with all accompanying evidences of authority and any other required documents in form satisfactory to the Company. All questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding.

The undersigned further understands that:

●
CompuCredit will purchase for cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, up to $160.0 million aggregate principal amount (the “Tender Cap”) of its outstanding 2025 Notes and its outstanding 2035 Notes. The Offer to Purchase consists of two separate offers, with one offer to purchase up to $160.0 million aggregate principal amount of the 2025 Notes and a second offer to purchase the 2035 Notes in an aggregate principal amount up to the amount of the Tender Cap remaining (if any) for the purchase of the 2035 Notes following the purchase of the 2025 Notes. The 2025 Notes will be purchased before the 2035 Notes, and it is possible that no 2035 Notes will be purchased.  The principal amount of the Notes may be prorated as set forth in the Offer to Purchase;

●
CompuCredit will, under the “Modified Dutch Auction” procedure set forth in the Offer to Purchase, determine a single price that it will pay per $1,000 principal amount for 2025 Notes validly tendered and not properly withdrawn and a single price, if any, that it will pay per $1,000 principal amount for 2035 Notes validly tendered and not properly withdrawn, in either case, taking into account the total amount of the respective Notes tendered and the prices specified by tendering holders.  With respect to the 2025 Notes, CompuCredit will select the lowest purchase price that will allow it to purchase up to $160.0 million aggregate principal amount of the 2025 Notes or such lesser amount of such Notes as are validly tendered and not properly withdrawn, at prices (in multiples of $0.50 per $1,000 principal amount) not greater than $500 nor less than $460 per $1,000 principal amount, plus accrued and unpaid interest thereon up to, but not including, the date of purchase (such purchase price, the “2025 Notes Purchase Price”). With respect to the 2035 Notes, CompuCredit will select the lowest purchase price that will allow it to purchase the 2035 Notes in an aggregate principal amount up to the amount of the Tender Cap remaining (if any) for the purchase of the 2035 Notes following the purchase of the 2025 Notes, or such lesser amount of such 2035 Notes as are validly tendered and not properly withdrawn, at prices (in multiples of $0.50 per $1,000 principal amount) not greater than $350 nor less than $310 per $1,000 principal amount, plus accrued and unpaid interest thereon up to, but not including, the date of purchase (such purchase price, the “2035 Notes Purchase Price” and, together with the 2025 Notes Purchase Price, the “Purchase Price”).  In each case, no tenders will be accepted outside the indicated ranges.  All 2025 Notes acquired pursuant to the Offer to Purchase will be acquired at the same purchase price, including those 2025 Notes tendered at a price lower than the 2025 Notes Purchase Price.  All 2035 Notes acquired pursuant to the Offer to Purchase will be acquired at the same purchase price, including those 2035 Notes tendered at a price lower than the 2035 Notes Purchase Price; and

●
CompuCredit will return at its expense all Notes it does not purchase, including Notes tendered at prices greater than the applicable Purchase Price and not properly withdrawn and Notes not purchased because of proration, promptly following the Expiration Date.

The undersigned hereby represents and warrants and covenants that:

●	the undersigned has full power and authority to tender, sell, assign and transfer the Notes tendered hereby;

●
when such tendered Notes are accepted for payment and paid for by CompuCredit pursuant to the Offers, CompuCredit will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right; and

●
the undersigned will, upon request, execute and deliver any additional documents deemed by the depositary or by CompuCredit to be necessary or desirable to complete the sale, assignment and transfer of the Notes tendered hereby.

No authority conferred or agreed to be conferred by this Letter of Transmittal shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned and any subsequent transferees of the Notes.

In consideration for the purchase of the Notes pursuant to the Offers, the undersigned hereby waives, releases, forever discharges and agrees not to sue CompuCredit or its former, current or future directors, officers, employees, agents, subsidiaries, affiliates, stockholders, predecessors, successors, assigns or other representatives as to any and all claims, demands, causes of action and liabilities of any kind and under any theory whatsoever, whether known or unknown (excluding any liability arising under U.S. federal securities laws in connection with the Offers), by reason of any act, omission, transaction or occurrence, that the undersigned ever had, now has or hereafter may have against CompuCredit as a result of or in any manner related to the undersigned’s purchase, ownership or disposition of the Notes pursuant to the Offers.

Without limiting the generality or effect of the foregoing, upon the purchase of Notes pursuant to the Offers, CompuCredit shall obtain all rights relating to the undersigned’s ownership of Notes (including, without limitation, the right to all interest payable on the Notes) and any and all claims relating thereto.

In the event of a termination or withdrawal of the Offers, Notes tendered pursuant to the Offers will promptly be returned to the holder and credited to such holder’s account through DTC and such holder’s DTC participant, unless otherwise indicated under “A. Special Delivery Instructions.”   In the event of Notes representing principal amounts not tendered or not accepted for purchase due to proration, they will be promptly credited to such holder’s account, unless otherwise indicated under “A. Special Delivery Instructions.”  Unless otherwise indicated herein under “B. Special Payment Instructions,” the undersigned hereby request(s) that any checks for payment to be made in respect of the Notes tendered hereby be issued to the order of, and delivered to, the undersigned.

In the event that the “A. Special Delivery Instructions” box is completed, the undersigned hereby request(s) that any Notes representing principal amounts not tendered or not accepted for purchase due to proration be credited to the account therein indicated.  The undersigned recognizes that CompuCredit has no obligation pursuant to the “A. Special Delivery Instructions” box to transfer any Notes from the account of the registered holder(s) thereof if CompuCredit does not accept for purchase any of the principal amount of such Notes so tendered or if provision for payment of any applicable transfer taxes is not made.  In the event that the “B. Special Payment Instructions” box is completed, the undersigned hereby request(s) that checks for payment to be made in respect of the Notes tendered hereby be issued to the order of, and be delivered to, the person(s) at the address(es) therein indicated, subject to provision for payment of any applicable taxes being made.

A. SPECIAL DELIVERY	B. SPECIAL PAYMENT
INSTRUCTIONS	INSTRUCTIONS
(See Instructions 2, 3, 6 and 7)	(See Instructions 2, 3, 4 and 7)

To be completed ONLY if Notes in a principal amount not tendered or not accepted for purchase are to be credited to an account maintained at DTC other than the account designated above.
To be completed ONLY if checks are to be issued payable to someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal or sent to an address different from that shown in the box entitled “Description of Notes Tendered” within this Letter of Transmittal.

Name:
Name:	(Please Print)
(Please Print)

Address:	Address:

(Include Zip Code)	(Include Zip Code)

(Tax Identification or Social Security Number)	(Tax Identification or Social Security Number)
(Such person(s) must properly complete Form W-9)	(Such person(s) must properly complete Form W-9)
Credit Notes not tendered or not accepted for purchase by book-entry transfer to the DTC account set forth below:

DTC Account No.

Number of Account Party:

PLEASE COMPLETE AND SIGN BELOW

(This page is to be completed and signed by all tendering holders except holders of Notes executing the tender through DTC’s ATOP system.)
(Also complete IRS Form W-9)

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders the principal amount of the Notes in the box above labeled “Description of Notes Tendered” under the column heading “Total Principal Amount Tendered” with respect to such principal amount of Notes (or, if nothing is indicated therein, with respect to the entire aggregate principal amount represented by the 2025 Notes and/or 2035 Notes described in such box that are held of record by such holder).

(Signature(s) of Record Holder(s) or Authorized Signatory)

(Must be signed by the a participant in DTC exactly as such participant’s name appears on a security position listing as the owner of such Notes.  If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth the full title and see Instruction 2.)

Dated:

Name(s):
(Please Print)

Capacity (Full Title):

Address:

(Include Zip Code)

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number:

MEDALLION SIGNATURE GUARANTEE
(ONLY IF REQUIRED—SEE INSTRUCTIONS 2 AND 3)

Authorized Signature of Guarantor:

Name:

Name of Firm:

Address:
(Include Zip Code)

Area Code and Telephone Number:

Dated:

[Place Seal Here]

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offers

1.           Delivery of Letter of Transmittal; Notes and All Other Required Documents; No Guaranteed Delivery Procedures. To tender the Notes, (a) a properly completed and duly executed copy or facsimile of this Letter of Transmittal or an Agent’s Message, (b) a confirmation of a book-entry transfer into the depositary’s account with the book-entry transfer facility of such Notes tendered electronically, and (c) any other documents required by this Letter of Transmittal, must be received by the depositary on or prior to the Expiration Date. THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY, INCLUDING DELIVERY THROUGH DTC, AND ANY ACCEPTANCE OF AN AGENT’S MESSAGE TRANSMITTED THROUGH ATOP, IS AT THE ELECTION AND RISK OF THE HOLDER TENDERING NOTES. IF SUCH DELIVERY IS MADE BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT SUFFICIENT TIME BE ALLOWED TO ASSURE TIMELY DELIVERY. Except as otherwise provided below, the delivery will be made when actually received by the depositary. This Letter of Transmittal and any other required documents should be sent only to the depositary, not to the Company, the trustee of the Notes, the information agent, the dealer manager or DTC.

Pursuant to authority granted by DTC, any DTC participant that has Notes credited to its DTC account at any time (and thereby held of record by DTC’s nominee) may directly tender such Notes as though it were the registered holder by so completing, executing and delivering this Letter of Transmittal or delivering an Agent’s Message. Tenders of Notes will be accepted in accordance with the procedures described in the preceding sentence and otherwise in compliance with this Letter of Transmittal.

No alternative, conditional or contingent tenders of Notes will be accepted. The depositary will not accept any tender materials other than Letters of Transmittal and the DTC participants’ Agent’s Messages.

The Company does not intend to permit tenders of Notes by guaranteed delivery procedures. All tendering
Holders, by execution of this Letter of Transmittal or a manually signed facsimile of this Letter of Transmittal, or delivery of an Agent’s Message, waive any right to receive any notice of the acceptance of their tender.

2.           Signatures on Letter of Transmittal, Instruments of Transfer and Endorsements. If this Letter of Transmittal is signed by a participant in DTC whose name is shown on a security position listing as the owner of the Notes tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of such Notes.

If any of the Notes tendered hereby are registered in the name of two or more holders, all such holders must sign this Letter of Transmittal.  If any of the Notes tendered hereby are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Notes.

If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to CompuCredit of such person’s authority to so act must be submitted.

3.           Signature Guarantees.  Signatures on this Letter of Transmittal must be guaranteed by a Medallion Signature Guarantor, unless the Notes tendered hereby are tendered by a record holder (or by a participant in DTC whose name appears on a security position listing as the owner of such Notes) and neither the box entitled “A. Special Delivery Instructions” or the box entitled “B. Special Payment Instructions” in this Letter of Transmittal has been completed or such Notes are tendered for the account of a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program (each, an “Eligible Institution”).  In all other cases an eligible guarantor institution must guarantee all signatures on this Letter of Transmittal.

4.      Transfer Taxes.  Except as set forth in this Instruction 4, CompuCredit will pay or cause to be paid any transfer taxes with respect to the transfer and sale of Notes to it, or to its order, pursuant to the Offers.  If payment is to be made to, or if Notes not tendered or purchased are to be credited to the account of, any persons other than the record holders, or if tendered Notes are registered in the name of any persons other than the persons signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the record holder or such other person) payable on account of the transfer to such other person will be deducted from the payment unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

5.      Requests for Assistance or Additional Copies.  Any questions or requests for assistance or additional copies of the Offer to Purchase or this Letter of Transmittal may be directed to the information agent at its telephone number set forth on the back cover of the Offer to Purchase or the back cover of this Letter of Transmittal.  A holder may also contact the dealer manager at the address and telephone numbers set forth on the back cover of the Offer to Purchase, the back cover of this Letter of Transmittal or such holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers.

6.           Partial Tenders.  Tenders of Notes will be accepted only in integral multiples of $1,000 principal amount.  If less than the entire principal amount of any Note is tendered, the tendering holder should fill in the principal amount tendered in the table above under the caption heading “Description of Notes Tendered” under the column heading “Total Principal Amount Tendered” within such table.  The entire principal amount of Notes delivered to the depositary will be deemed to have been tendered unless otherwise indicated.  If the entire principal amount of all Notes is not tendered, then the principal amount of Notes not tendered and purchased pursuant to the Offers will be credited to the account of the holder at the account designated above, unless a different account is provided in the appropriate box in this Letter of Transmittal promptly after the tendered Notes are accepted for partial tender.

7.           Special Payment and Special Delivery Instructions.  Tendering holders should indicate in the applicable box or boxes the name and address to which checks constituting payments for Notes to be purchased in the Offers are to be issued or sent, if different from the name and address of the registered or acting holder signing this Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification number or social security number of the person named must also be indicated.

8.      Waiver of Conditions.  Subject to applicable law, CompuCredit reserves the right, in its sole discretion, to (1) waive any condition to the Offers and accept all Notes previously tendered pursuant to the Offers up to an aggregate principal amount of $160.0 million, and subject to the proration described in the Offer to Purchase, (2) extend the Expiration Date and retain all Notes tendered pursuant to the Offers, subject, however, to the withdrawal rights of holders of Notes as described in the Offer to Purchase under “Withdrawal of Tenders; Absence of Appraisal Rights,” (3) amend the terms of the Offers in any respect, and (4) terminate the Offers and not accept for purchase any Notes upon failure of any of the conditions to the Offers.

9.      IRS Form W-9.  Each tendering holder (or other payee) is required (i) to provide the depositary or other appropriate withholding agent with a valid IRS Form W-9 (or other appropriate IRS Forms) certifying that the holder (or other payee) is not subject to backup withholding or (ii) to otherwise establish a basis for exemption from backup withholding.  Failure to provide the IRS Form W-9 (or other appropriate IRS Forms) may subject the tendering holder (or other payee) to a $50 penalty imposed by the Internal Revenue Service and 28% federal income tax backup withholding on any payment.

IMPORTANT TAX INFORMATION

Under U.S. federal income tax laws, a holder whose tendered Notes are accepted for payment is required to provide the depositary or other appropriate withholding agent (as payer) with a valid Form W-9 or otherwise establish a basis for exemption from a 28% backup withholding tax.  Certain holders (including, among others, corporations and certain foreign persons) are exempt from these backup withholding requirements.  A foreign person, including entities, may qualify as an exempt recipient by submitting to the depositary or other appropriate withholding agent a properly completed IRS Form W-8BEN (or other applicable form), signed under penalties of perjury, attesting to that holder’s foreign status.  The applicable Forms and Instructions can be obtained from the IRS Website (http://www.irs.gov/app/picklist/list/formsInstructions.html).  If the depositary or other appropriate withholding agent is not provided with a valid IRS Form W-9 (or other applicable form), a $50 penalty may be imposed by the Internal Revenue Service, and payments made with respect to Notes purchased pursuant to the Offers may be subject to a 28% backup withholding tax.  Failure to comply truthfully with the backup withholding requirements also may result in the imposition of severe criminal and/or civil fines and penalties.

If backup withholding applies, the depositary or other appropriate withholding agent is required to withhold 28% of any payments made to the holder or other payee.  Backup withholding is not an additional federal income tax.  Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld.  If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service, provided that the requisite information is properly provided.

In order to tender, a holder of Notes should send or deliver a properly completed and signed Letter of Transmittal, certificates for Notes and any other required documents to the depositary at the address set forth below or tender pursuant to DTC’s Automated Tender Offer Program.

The depositary for the Offers is:

U.S. Bank National Association

By Registered or Certified Mail, Hand or by Overnight Courier:

U.S. Bank National Association
West Side Flats Operations Center
Attention: Specialized Finance
60 Livingston Avenue
Mail Station—EP-MN-WS2N
St. Paul, Minnesota 55107-2292

Facsimile Transmission Number: (651) 495-8158 Attention: Specialized Finance (For Eligible Institutions Only)	To Confirm Receipt of Facsimile by Telephone: (800) 934-6802

The information agent manager for the Offers is:

Global Bondholder Services Corporation

65 Broadway – Suite 723
New York, New York 10006
Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774
Toll free (866)-952-2200

Any questions or requests for assistance or for additional copies of the Offer to Purchase, this Letter of Transmittal or related documents may be directed to the information agent at its telephone number above.  A holder of Notes may also contact the dealer manager at its telephone numbers set forth below or such holder’s custodian for assistance concerning the Offers.

The dealer manager for the Offers is:

UBS Investment Bank

UBS Investment Bank
677 Washington Boulevard
Stamford, Connecticut 06901
Collect:  (203) 719-4210
Toll-free:  (888) 719-4210